PROMISSORY NOTE

$75,857.00                                           Warren County, New Jersey

Six Percent (6.0%)                                   May 10, 1999

            FOR VALUE RECEIVED, the undersigned and maker of this Note, NANCY VITOLO promises to PAY TO THE ORDER OF R-TEC TECHNOLOGIES, INC. at the address of 61 Mallard Drive, P.O. Box 221, Allamuchy, New Jersey 07821 (the "holder") the sum of Seventy Five Thousand Eight Hundred Fifty Seven Dollars ($75,857.00) at Six Percent (6.0%) per annum payable as follows:

            $75,857.00 within ninety (90) days of the completion of the Companys Initial Public Offering.

            ADDRESS OF MAKER: The undersigned represents and warrants that the undersigned is located at 290 Green Road, Sparta, New Jersey, and agrees to notify the holder of any change of residence within 10 days of such change.

            WAIVERS: The undersigned hereby waives (1) presentment, demand, protest, notice of dishonor and/or protest and notice of nonpayment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to the holder until all indebtedness of the undersigned to the holder, howsoever arising, shall have been paid; and (3) the right to require the holder to proceed against or to pursue any remedy against any party other than the undersigned.

            INSOLVENCY: It is agreed that if the undersigned, at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the undersigned be attempted to be obtained or held by writ of execution, garnishment, attachment or other legal process, or if any assessment for taxes against the undersigned other than taxes on real property, is made by the federal or state government, or any department thereof, or if the undersigned fails to notify the holder of any material change in its financial condition, then in such case all of the obligations of the undersigned shall, at the option of the holder, become due and payable immediately without demand or notice.

            WARRANTY OF RECEIPT OF VALUE: The undersigned does hereby expressly represent and warrant to the holder with the intent that the holder rely on such representation and warranty as a specific inducement to the making of this instrument, that the undersigned have received full value for this note.


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         Promissory Note/Nancy Vitolo/R-Tec Technologies, Inc./Page Two

            ASSIGNABILITY: This note shall be assignable only by the holder provided that such assignment shall not impair or enlarge the obligations of the undersigned. The undersigned shall not assign obligations under this note to any third party without the written consent of the holder.

            LAW GOVERNING: This Promissory Note shall be governed by the laws of the State of New Jersey and the undersigned do hereby voluntarily submit generally to the jurisdiction of the courts of New Jersey should it become necessary for the holder hereof to enforce any of his rights under the terms hereof.

            DEFAULT: The maker also agrees to pay all costs and expenses incurred by the holder hereof, including all reasonable attorneys' fees for the collection of this Note and the indebtedness evidenced hereby, or the enforcement of the holder's rights hereunder or under any other instruments creating any collateral security or guaranty now or hereinafter given to secure this loan.

            The maker acknowledges that the $75,857.00 of this Note represents the balance of my capital contribution to the company.

            ACCELERATION:    The maker further agrees that if the Corporation
is subsequently sold or transferred, all payments due and owing under this Note will become due at the time of the subsequent sale.

Attested By:

_______________________             By:_____________________________
                                       NANCY VITOLO, Individually